HealthStream Announces Second Quarter 2022 Results Page 1 July 25, 2022	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES SECOND QUARTER 2022 RESULTS

NASHVILLE, Tenn. (July 25, 2022)—HealthStream, Inc. (Nasdaq: HSTM), a leading provider of workforce and provider solutions for the healthcare industry, announced today results for the second quarter ended June 30, 2022.

•	Revenues of $65.6 million in the second quarter of 2022, up 1% from $64.8 million in the second quarter of 2021
•	Operating income of $3.0 million in the second quarter of 2022, down 14% from $3.4 million in the second quarter of 2021
•	Net income of $3.1 million in the second quarter of 2022, up 26% from $2.4 million in the second quarter of 2021
•	Earnings per share (EPS) of $0.10 per share (diluted) in the second quarter of 2022 compared to $0.08 per share (diluted) in the second quarter of 2021
•	Adjusted EBITDA[1] of $13.1 million in the second quarter of 2022, down 10% from $14.5 million in the second quarter of 2021
•	Completed the acquisition of the remaining ownership interest of CloudCME, LLC, a Nashville-based healthcare technology company, on May 18, 2022.

Financial Results:

Second Quarter 2022 Compared to Second Quarter 2021

Revenues for the second quarter of 2022 increased by $0.8 million, or one percent, to $65.6 million, compared to $64.8 million for the second quarter of 2021.

Revenues from our Workforce Solutions segment were $52.5 million for the second quarter of 2022, an increase of one percent compared to $52.2 million for the second quarter of 2021. The workforce segment experienced growth in several product categories, including contributions from recent acquisitions, partially offset by declines from the legacy resuscitation business, as well as lower installed software license sales from the legacy portion of our Scheduling application suite.

Revenues from our Provider Solutions segment were $13.2 million for the second quarter of 2022, an increase of four percent compared to $12.7 million for the second quarter of 2021. This revenue growth of $0.5 million was primarily attributable to subscription revenues.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces Second Quarter 2022 Results Page 2 July 25, 2022

Prior to the Company adopting ASU 2021-08 on January 1, 2022, generally accepted accounting principles (GAAP) required companies to adjust beginning balances of acquired deferred revenue as part of “fair value” accounting. Following the adoption of ASU 2021-08, contracts acquired in any acquisition completed on or after January 1, 2022 will be measured as if the Company had originated the contract such that the Company will no longer record deferred revenue write-downs associated with acquired businesses (for acquisitions completed prior to January 1, 2022, the Company will continue to record deferred revenue write-downs associated with fair value accounting for periods on and after January 1, 2022 consistent with past practice). During the second quarter of 2022, HealthStream reported a reduction of $83,000 to revenue and operating income and a reduction of $65,000 to net income as a result of deferred revenue write-downs from acquisitions completed prior to the adoption of this new accounting standard. During the second quarter of 2021, HealthStream reported a reduction of $1.2 million to revenue and operating income and a reduction of $0.9 million to net income as a result of deferred revenue write-downs from prior acquisitions.

Operating income was $3.0 million for the second quarter of 2022, down 14 percent from $3.4 million in the second quarter of 2021. The decrease in operating income was primarily attributable to increases in personnel for product development, sales and marketing, higher travel expenses compared to last year, and incremental expenses associated with recent acquisitions. Partially offsetting these increases were reductions in office lease costs.

Other income includes a $0.9 million gain associated with the change in fair value of our non-marketable equity investment in CloudCME prior to our acquisition of CloudCME on May 18, 2022.

Net income was $3.1 million in the second quarter of 2022, up 26 percent from $2.4 million in the second quarter of 2021, and EPS was $0.10 per share (diluted) in the second quarter of 2022, compared to $0.08 per share (diluted) for the second quarter of 2021.

Adjusted EBITDA was $13.1 million for the second quarter of 2022, down ten percent from $14.5 million in the second quarter of 2021.

At June 30, 2022, the Company had cash and cash equivalents and marketable securities of $39.2 million. Capital expenditures incurred during the second quarter of 2022 were $5.6 million.

Year-to-Date 2022 Compared to Year-to-Date 2021

For the first six months of 2022, revenues were $131.0 million, an increase of two percent over revenues of $128.3 million for the first six months of 2021. Operating income for the first six months of 2022 increased by four percent to $7.0 million, compared to $6.7 million for the first six months of 2021. The increase in operating income was primarily attributable to higher revenues coupled with lower royalties expense related to the decline in legacy resuscitation revenues, partially offset by higher personnel costs, amortization, and a $1.0 million non-recurring, non-cash benefit during the first quarter of 2021 related to the reduction of paid time off (PTO) expense resulting from modifications to the Company’s PTO policy. Net income for the first six months of 2022 increased to $6.0 million, compared to $4.7 million for the first six months of 2021. Earnings per share were $0.19 per share (diluted) for the first six months of 2022, compared to $0.15 per share (diluted) for the first six months of 2021. Adjusted EBITDA decreased by four percent to $27.1 million for the first six months of 2022, compared to $28.1 million for the first six months of 2021.

Other Business Updates

At June 30, 2022, we had approximately 5.30 million contracted subscriptions to hStream, our emerging technology platform. hStream technology enables healthcare organizations and their respective workforces to easily connect to and gain value from the growing HealthStream ecosystem of applications, tools, and content.

HealthStream Announces Second Quarter 2022 Results Page 3 July 25, 2022

On March 14, 2022, the Company's Board of Directors approved an expansion of our share repurchase program by authorizing the repurchase of up to an additional $10.0 million of outstanding shares of common stock. Pursuant to this authorization, the Company acquired shares valued at $3.1 million in the second quarter of 2022, for a total amount repurchased of $8.1 million through the end of the second quarter, and may continue to make such purchases in the open market, including under a Rule 10b5-1 plan, through privately negotiated transactions or otherwise. The share repurchase program is scheduled to terminate on the earlier of March 13, 2023 or when the maximum dollar amount has been expended. The share repurchase program does not require the Company to acquire any amount of shares and may be suspended, discontinued, or terminated at any time.

On May 18, 2022, the Company acquired the remaining equity interest (representing 82 percent of the outstanding equity interests) of CloudCME, LLC, a Nashville-based healthcare technology company focused on providing a SaaS-based application for managing all aspects of continuing education within a healthcare organization. HealthStream originally invested in CloudCME in March 2019 when it purchased approximately 18 percent of the equity interest in the company. The consideration paid for the remaining equity interest of CloudCME was approximately $4.0 million in cash, subject to post-closing working capital adjustments, and $4.1 million in shares of HealthStream's common stock.

Financial Outlook for 2022

The Company reaffirms its guidance for 2022 for the measures set forth below as previously announced on February 21, 2022. For a reconciliation of projected adjusted EBITDA, a non-GAAP financial measure defined later in this release, to projected net income (the most comparable GAAP measure) for 2022, see the table included on page ten of this release.

	Full Year 2022 Guidance
Revenue
Workforce Solutions	$214.5	-	$218.0	million
Provider Solutions	53.0	-	55.0	million
Consolidated	$267.5	-	$273.0	million

Adjusted EBITDA[2]	$50.0	-	$53.5	million

Capital Expenditures	$26.0	-	$29.0	million

2 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

The Company’s guidance for 2022 as set forth above reflects the Company’s assumptions regarding, among other things, the COVID-19 pandemic and current economic conditions as noted below and increased Company expenses in 2022 compared to 2021 associated with growth in staffing levels, lower employee turnover, and the resumption of employee travel. This consolidated guidance does not include the impact of any future acquisitions that we may complete during 2022.

The Company’s financial guidance assumes that public health conditions associated with the pandemic and general economic conditions (including conditions impacting healthcare organizations) do not deteriorate during the remainder of 2022.

HealthStream Announces Second Quarter 2022 Results Page 4 July 25, 2022

Commenting on second quarter 2022 results, Robert A. Frist, Jr., Chief Executive Officer, HealthStream, said, “In the second quarter of 2022, we made a strategic acquisition, contracted 166,000 new subscriptions to our hStream platform, issued over 70,000 American Red Cross certifications, reached 395,000 monthly active users on NurseGrid, and added over 100,000 new subscriptions to our HealthStream Learning Center application. Our quarterly financial performance was in-line with the financial guidance that we announced earlier this year and reaffirm today. Our focus remains on supporting healthcare organizations in developing their workforce and improving outcomes—and I believe our success in doing that positions us for sustained growth for the remainder of the year.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Vice President of Investor Relations and Corporate Communications, will be held on Tuesday, July 26, 2022, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-server.com/mmc/p/k5dgh783. To participate via telephone, please register in advance using this link: https://register.vevent.com/register/BI3bd8c5f6937e4436a96ec3f0bdd266bf. A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income excluding the impact of the deferred revenue write-downs associated with fair value accounting for acquired businesses (as discussed in greater detail below) and before interest, income taxes, stock based compensation, depreciation and amortization, changes in fair value of non-marketable equity investments, and the de-recognition of non-cash expense resulting from the PTO expense reduction in the first quarter of 2021 (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash and non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. We also believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, short-term cash incentive bonuses and certain performance-based equity awards grants are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

As noted above, the definition of adjusted EBITDA includes an adjustment for the impact of the deferred revenue write-downs associated with fair value accounting for acquired businesses. Prior to the Company early adopting ASU 2021-08 effective January 1, 2022, following the completion of any acquisition by the Company, the Company was required to record the acquired deferred revenue at fair value as defined in GAAP, which typically resulted in a write-down of the acquired deferred revenue. When the Company was required to record a write-down of deferred revenue, it resulted in lower recognized revenue, operating income, and net income in subsequent periods. Revenue for any such acquired business was deferred and was typically recognized over a one-to-two-year period following the completion of any particular acquisition, so our GAAP revenues for this one-to-two-year period would not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. Management believes that including an adjustment in the definition of adjusted EBITDA for the impact of the deferred write-downs associated with fair value accounting for businesses acquired prior to the January 1, 2022 effective date of the Company's adoption of ASU 2021-08 provides useful information to investors because the deferred revenue write-down recognized in periods after an acquisition may, given the nature of this non-cash accounting impact, cause our GAAP financial results during such periods to not fully reflect our underlying operating performance and thus adjusting for this amount may assist in comparing the Company’s results of operations between periods. Following the adoption of ASU 2021-08, contracts acquired in an acquisition completed on or after January 1, 2022 will be measured as if the Company had originated the contract (rather than the contract being measured at fair value) such that, for such acquisitions, the Company will no longer record deferred revenue write-downs associated with acquired businesses (for acquisitions completed prior to January 1, 2022, the Company will continue to record deferred revenue write-downs associated with fair value accounting for periods on and after January 1, 2022 consistent with past practice). At the current time, the Company intends to continue to include an adjustment in the definition of adjusted EBITDA for the impact of deferred revenue write-downs from business acquired prior to January 1, 2022 given the ongoing impact of such deferred revenue on our financial results.

HealthStream Announces Second Quarter 2022 Results Page 5 July 25, 2022

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

This non-GAAP financial measure should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by healthcare organizations across the U.S. for workforce development, training & learning management, nurse & staff scheduling, clinical education, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. HealthStream’s corporate office is in Nashville, Tennessee. For more information, visit http://www.healthstream.com or call 800-521-0574.

HealthStream Announces Second Quarter 2022 Results Page 6 July 25, 2022

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues, net	$65,638	$64,816	$131,005	$128,284
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	22,234	22,657	44,232	45,518
Product development	10,583	10,336	20,995	19,861
Sales and marketing	10,869	9,462	21,287	18,481
Other general and administrative expenses	9,579	9,781	18,760	19,391
Depreciation and amortization	9,420	9,149	18,742	18,302
Total operating costs and expenses	62,685	61,385	124,016	121,553

Operating income	2,953	3,431	6,989	6,731

Other income (loss), net	679	(65)	402	(152)

Income before income tax provision	3,632	3,366	7,391	6,579
Income tax provision	549	925	1,415	1,847
Net income	$3,083	$2,441	$5,976	$4,732

Net income per share:
Basic	$0.10	$0.08	$0.19	$0.15
Diluted	$0.10	$0.08	$0.19	$0.15

Weighted average shares of common stock outstanding:
Basic	30,491	31,553	30,723	31,528
Diluted	30,512	31,616	30,744	31,571

HealthStream Announces Second Quarter 2022 Results Page 7 July 25, 2022

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$37,216	$46,905
Marketable securities	2,000	5,041
Accounts and unbilled receivables, net	34,901	34,920
Prepaid and other current assets	21,216	19,979
Total current assets	95,333	106,845

Capitalized software development, net	34,509	32,412
Property and equipment, net	16,477	17,950
Operating lease right of use assets, net	23,964	25,168
Goodwill and intangible assets, net	274,688	271,706
Deferred tax assets	601	601
Deferred commissions	25,174	24,012
Other assets	6,958	8,059
Total assets	$477,704	$486,753

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$23,048	$26,534
Deferred revenue	81,866	73,816
Total current liabilities	104,914	100,350
Deferred tax liabilities	18,677	18,146
Deferred revenue, non-current	1,151	1,583
Operating lease liability, noncurrent	24,771	26,178
Other long-term liabilities	1,459	1,477
Total liabilities	150,972	147,734

Shareholders’ equity:
Common stock	253,036	270,791
Accumulated other comprehensive (loss) income	(402)	106
Retained earnings	74,098	68,122
Total shareholders’ equity	326,732	339,019
Total liabilities and shareholders' equity	$477,704	$486,753

HealthStream Announces Second Quarter 2022 Results Page 8 July 25, 2022

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2022	2021
Operating activities:
Net income	$5,976	$4,732
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,742	18,302
Stock-based compensation	1,691	1,398
Amortization of deferred commissions	5,029	4,509
Deferred income taxes	1,089	1,751
Provision for credit losses	444	3
Gain on sale of fixed assets	(25)	—
Loss on equity method investments	500	133
Non-cash paid time off expense	—	(1,011)
Change in fair value of non-marketable equity investments	(943)	—
Other	37	60
Changes in assets and liabilities:
Accounts and unbilled receivables	(2)	12,247
Prepaid and other assets	(7,312)	(7,222)
Accounts payable, accrued and other liabilities	(2,986)	(8,839)
Deferred revenue	5,741	(1,739)
Net cash provided by operating activities	27,981	24,324

Investing activities:
Business combinations, net of cash acquired	(4,009)	(731)
Changes in marketable securities	3,001	4,526
Payments to acquire non-marketable equity investments	—	(1,750)
Proceeds from sale of fixed assets	26	—
Purchases of property and equipment	(1,181)	(2,407)
Payments associated with capitalized software development	(11,817)	(10,277)
Net cash used in investing activities	(13,980)	(10,639)

Financing activities:
Taxes paid related to net settlement of equity awards	(498)	(399)
Repurchases of common stock	(23,137)	—
Payment of cash dividends	—	(12)
Net cash used in financing activities	(23,635)	(411)

Effect of exchange rate changes on cash and cash equivalents	(55)	(48)
Net (decrease) increase in cash and cash equivalents	(9,689)	13,226
Cash and cash equivalents at beginning of period	46,905	36,566
Cash and cash equivalents at end of period	$37,216	$49,792

HealthStream Announces Second Quarter 2022 Results Page 9 July 25, 2022

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net income	$3,083	$2,441	$5,976	$4,732
Deferred revenue write-down	83	1,231	177	2,852
Interest income	(16)	(22)	(31)	(40)
Interest expense	33	33	65	65
Income tax provision	549	925	1,415	1,847
Stock-based compensation expense	917	782	1,691	1,398
Depreciation and amortization	9,420	9,149	18,742	18,302
Change in fair value of non-marketable equity investments	(943)	—	(943)	—
Non-cash paid time off expense	—	—	—	(1,011)
Adjusted EBITDA	$13,126	$14,539	$27,092	$28,145

(1) Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

HealthStream Announces Second Quarter 2022 Results Page 10 July 25, 2022

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2022

(In thousands)

(Unaudited)

	Low	High
Net income	$7,100	$9,300
Deferred revenue write-down	300	300
Interest income	(100)	(200)
Interest expense	100	100
Income tax provision	1,800	2,600
Change in fair value of non-marketable equity investments	(900)	(900)
Stock-based compensation expense	3,600	3,700
Depreciation and amortization	38,100	38,600
Adjusted EBITDA	$50,000	$53,500

HealthStream Announces Second Quarter 2022 Results Page 11 July 25, 2022

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2022 as well as the anticipated impact of the COVID-19 pandemic on our financial results, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, as the result of developments related to the COVID-19 pandemic, including, without limitation, related to the length and severity of the pandemic; current economic challenges impacting the U.S. economy, including with respect to recessionary concerns, inflationary pressures, competitive labor market conditions and supply chain shortages and disruptions, and the impact of the pandemic and current economic conditions on healthcare organizations; as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 28, 2022, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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